Exhibit 10.1

FORM OF
HYDRIL COMPANY CHANGE IN CONTROL RENEWAL AGREEMENT
WITH EXECUTIVE OFFICERS

HYDRIL COMPANY
3300 North Sam Houston Parkway East
Houston, Texas 77032

February 14, 2005

[Name of Executive Officer]
Hydril Company
3300 North Sam Houston Parkway East
Houston, Texas 77032

Re: Change in Control Renewal Agreement

Dear [Name of Executive Officer]:

     Hydril Company (the “Corporation”) considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In connection with this, the Corporation’s Board of Directors (the “Board”) recognizes that, as is the case with many corporations, the possibility of a change in control of the Corporation may exist and that such possibility, uncertainty, and questions that it may raise among management, could result in the departure or distraction of management personnel to the detriment of the Corporation and its stockholders.

     The Board previously had decided to reinforce and encourage the continued attention and dedication of members of the Corporation’s management, including yourself, to their assigned duties without distraction arising from the possibility of a change in control of the Corporation and had entered into a letter agreement with you dated _________, concerning certain benefits to be paid to you upon severance from employment with the Corporation following a change of control (the “Prior Agreement”).

     The Corporation has now determined to offer to enter into a renewal letter agreement of the Prior Agreement (the “Renewal Agreement”). In order to induce you to remain in its employ, the Corporation hereby agrees that after this Renewal Agreement has been fully executed, you shall receive the severance benefits set forth in the Prior Agreement in the event your employment with the Corporation or one or more of its subsidiaries is terminated under the circumstances described below subsequent to a “Change of Control” (as defined in Section 2 of the Prior Agreement). Furthermore, after execution of this Renewal Agreement in full, you and the Corporation agree to be subject to all of the other rights and obligations set forth in the Prior Agreement (excluding Section 1 thereof). This Renewal Agreement shall expire on June 30, 2005.

     Please sign a copy of this Renewal Agreement and return it to me, while retaining an original for your files.

Sincerely,
By:
Name:
Title:

Agreed to this 14th day of February, 2005

By:
[Name of Executive Officer]

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